As filed with the Securities and Exchange Commission on June 12, 1996

                                              Registration No. 33-



                       SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C. 20549




                                     FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                  LOEHMANN'S, INC.
            (Exact name of registrant as specified in its charter)


          DELAWARE                                         22-2341356
(State or other jurisdiction of                            (IRS Employer
incorporation or organization)                             Identification No.)


                                     2500 Halsey Street
                                   Bronx,  New York  10461
                                       (718) 409-2000
                      (Address of Principal Executive Offices) (Zip Code)

                                  NEW STOCK INCENTIVE PLAN

                                  (Full title of the plan)




                                      Philip Kaplan
                                     Loehmann's, Inc.
                                    2500 Halsey Street
                                  Bronx, New York  10461
                         (Name and address of agent for service)
                                      (718) 409-2000
                 (Telephone number, including area code, of agent for service)


                                        COPIES TO:
                                    Mitchell S. Fishman
                                     Robert B. Schumer
                           Paul, Weiss, Rifkind, Wharton & Garrison
                                 1285 Avenue of the Americas
                                    New York, NY 10019
                                     (212) 373-3000

                            CALCULATION OF REGISTRATION FEE

                                                       Proposed               Proposed
         Title of                                      Maximum                Maximum
Securities to be Registered  Amount to be           Offering Price       Aggregate Offering          Amount of
                             Registered (1)            Per Share (2)          Price (2)          Registration Fee (2)
  Common Stock, $.01 par
      value per share       121,964 shares (3)           $ 8.06               $  983,029.84        $  339.00 (6)
  Common Stock, $.01 par
      value per share       134,068 shares (4)           $ 5.01               $  671,680.68        $  232.00 (6)
  Common Stock, $0.1 par
      value per share       190,860 shares (5)           $23.8125             $4,544,853.75        $1,568.00 (6)


(1) Consists of 446,892 shares reserved for issuance under the New Stock Incentive Plan.

(2) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) and 457(h)(i) under the Securities Act of 1933, as amended.

(3) Represents 121,964 shares reserved for issuance pursuant to stock options awards having an exercise price of $8.06 per share, granted pursuant to the New Stock Incentive Plan. The registration fee for such shares was calculated in accordance with Rule 457(h)(i) under the Securities Act of 1933, as amended, based on the exercise price of the options.

(4) Represents 134,068 shares reserved for issuance pursuant to stock options awards having an exercise price of $5.01 per share, granted pursuant to the New Stock Incentive Plan. The registration fee for such shares was calculated in accordance with Rule 457(h)(i) under the Securities Act of 1933, as amended, based on the exercise price of the options.

(5) Represents 190,860 shares reserved for issuance under the New Stock Incentive Plan. The registration fee for such shares was calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, upon the basis of fluctuating market price.

(6) One wire transfer in the amount of $2,139 has been included with this filing in payment of the total filing fee.

                            EXPLANATORY NOTE


    The Section 10(a) prospectus being delivered by Loehmann's, Inc. (the "Company") to participants in the Loehmann's, Inc. New Stock Incentive Plan (the "Plan") as required by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), has been prepared in accordance with the requirements of Form S-8 and relates to shares of Common Stock, par value $.01 per share (the "Common Stock"), reserved for issuance pursuant to the Plan. The Plan information required in the Section 10(a) prospectus is included in documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act. The Company will provide to participants in the Plan a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference herein, as is required by Item 2 of
Part I of Form S-8.

                                    PART I

                            INFORMATION REQUIRED IN
                          THE SECTION 10(A) PROSPECTUS


ITEM 1.     PLAN INFORMATION

    Not required to be filed in the Registration Statement.

ITEM 2.     REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

    Not required to be filed in the Registration Statement.


                                    PART II

                            INFORMATION REQUIRED IN
                          THE REGISTRATION STATEMENT



ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

    1.The Company's Prospectus, dated May 7, 1996, which was filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and relates to the Company's Registration Statement on Form S-1 (Registration Statement No. 33-97100), which was declared effective on May 7, 1996;

    2.The Company's Registration Statement on Form 8-A, dated May 1, 1996, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains a description of the Common Stock.

    All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

ITEM 4.     DESCRIPTION OF SECURITIES

    Not Applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

    Not Applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145(a) of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect of any criminal action or proceeding, had no cause to believe his conduct was unlawful.

    Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

    Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145.

    The Company's Restated Certificate of Incorporation provides for indemnification of the Company's directors and officers to the fullest extent permitted by law. The Company's Restated Certificate of Incorporation also permits the Board of Directors to authorize the Company to purchase and maintain insurance against any liability asserted against any director, officer, employee or agent of the Company arising out of his capacity as such. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers, or controlling persons of the Company pursuant to the Company's Restated Certificate of Incorporation, its By-laws and the Delaware General Corporation Law, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

    As permitted by the Delaware General Corporation Law, the Company's Restated Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for beach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit. As a result of this provision, the Company and its stockholders may be unable to obtain monetary damages from a director for beach of his or her duty of care.

Item 7.     EXEMPTION FROM REGISTRATION CLAIMED

    Not Applicable.

Item 8.     EXHIBITS

4.1 -- Amended and Restated Certificate of Incorporation of the Company currently in effect. (Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (Registration Statement No. 33-97100), filed with the Commission).

4.2 -- By-laws of the Company. (Incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-1 (Registration Statement No. 33-97100), filed with the Commission).

5.1 -- Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to the legality of shares of Common Stock being registered.

23.1--      Consent of Ernst & Young LLP.

23.2-- Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in their opinion filed as Exhibit 5.1).

24.1--      Power of Attorney (included on the signature page hereto).


Item 9.     UNDERTAKINGS

    (a)The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's Certificate of Incorporation or by-laws, by contract, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 10, 1996.

                              LOEHMANN'S, INC.


                              By:  /s/ PHILIP KAPLAN
                                 --------------------------------
                                      Philip Kaplan
                                      President


          We, the undersigned officers and directors of Loehmann's, Inc., hereby severally constitute Philip Kaplan, Robert Friedman and Robert Glass, and each of them singly, our true and lawful attorneys-in-fact with full power to sign for us and in our names in the capacities indicated below, any and all amendments, including post-effective amendments, to this registration statement, and generally do all such things in our name and behalf in such capacities to enable Loehmann's, Inc. to comply with the applicable provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorney to any and all such amendments.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


     SIGNATURES                         TITLE                        DATE
[S]                          [C]                                [C]

     /s/ NORMAN S. MATTHEWS    Chairman of the Board and Director June 10, 1996
- -----------------------------
      Norman S. Matthews

    /s/ PHILIP KAPLAN          President and Chief Operating      June 10, 1996
- -----------------------------  Officer and Director (Principal
      Philip Kaplan            Executive Officer)

     /s/ ROBERT N. FRIEDMAN   Chairman and Chief Executive        June 10, 1996
- ----------------------------  Officer and Director
       Robert N. Friedman

     /s/ ROBERT GLASS         Senior Vice President and Chief     June 10, 1996
- ----------------------------- Financial Officer (Principal
       Robert Glass           Financial and Accounting Officer)

     /s/ JANET A. HICKEY      Vice President and Director         June 10, 1996
- -----------------------------
       Janet A. Hickey


- ----------------------------- Director
       Richard E. Kroon

     /s/ CHRISTINA A. MOHR    Director                            June 10, 1996
- -----------------------------
       Christina A. Mohr

     /s/ CYNTHIA COHEN TURK  Director                             June 10, 1996
- -----------------------------
       Cynthia Cohen Turk

                                INDEX TO EXHIBITS


                                                                Sequential Page
EXHIBITS                                                            NUMBER

4.1  --   Amended and Restated Certificate of Incorporation of
          the Company currently in effect. (Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-1 (Registration Statement No. 33-97100), filed with the Commission).

4.2  --   By-laws of the Company. (Incorporated by reference to
          Exhibit 4.2 to the Company's Registration Statement on
          Form S-1 (Registration Statement No. 33-97100), filed with the Commission).

5.1  --   Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as
          to the legality of shares of Common Stock being registered.

23.1 --   Consent of Ernst & Young LLP.

23.2 --   Consent of Paul, Weiss, Rifkind, Wharton & Garrison
          (included in their opinion filed as Exhibit 5.1).

24.1 -- Power of Attorney (included on the signature page hereto).